THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY STATE SECURITIES COMMISSION. THE SECURITY EVIDENCED BY THIS PROMISSORY NOTE IS RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION ESTABLISHED TO THE SATISFACTION OF THE COMPANY AND IN COMPLIANCE WITH THE TERMS HEREIN.

CONVERTIBLE PROMISSORY NOTE

$______.00                                                                                                                                                 _______    , 201_
       Kent, Washington

FOR VALUE RECEIVED, the undersigned, BARISTAS COFFEE COMPANY, INC.  (the "Company"), a Nevada corporation, promises to pay to the order of ________________. (the "Holder") the principal sum of __________ and no/100s (US $______.00) US Dollars together with ______% interest. All unpaid principal and accrued interest (if any) is due and payable in full on or before ________    , 201_ (the "Maturity Date") unless sooner paid or extended by the Holder. All payments of principal and interest shall be made to the Holder in lawful money of the United States at ____________, ____ ___, or such other address as the Holder shall designate in writing.

AFTER MATURITY, unpaid principal and accrued interest shall bear interest at the rate of _____________ percent (__%) per annum until paid in full. The undersigned agrees to pay to the Holder on demand all costs and expenses (including reasonable attorney's fees), if any, paid or incurred by the Holder hereof in connection with the enforcement of any of the rights and remedies of the Holder under this Note.

THE UNDERSIGNED shall have the right to make prepayments of principal at any time prior to the Maturity Date in any amount without premium or penalty.

THE UNDERSIGNED hereby acknowledges, covenants and agrees that the obligation evidenced by this Note shall be subject to the following conversion rights and other provisions as set forth herein:

(a)            Conversion Rights. The Holder will have the right, at its election from and after the date hereof, and then at any time, to convert all or part of the outstanding and unpaid principal sum and accrued interest (if any) due on the Note into shares of fully paid and nonassessable shares of the common stock of the Company ("Common Stock") as per the Conversion Formula set forth in section (b) below. Any such conversion shall be cashless, and shall not require further payment from Lender.  Unless otherwise agreed in writing by both the Holder and Company, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the Common Stock outstanding of the Company.

(b)            Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price.

# Shares = Conversion Amount
      Conversion Price

Where Conversion Amount is the amount of the Note which is being converted; and
Where Conversion Price is $_____ per share, as modified or adjusted as provided for herein.

(c)            Reservation of Shares. As of the date of this Note and for the remaining period during which the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of the Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agent who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of the Note.

(d)            Delivery of Conversion Shares. Shares of Common Stock from any such conversion will be delivered to Holder within three (3) business days of conversion notice delivery by Holder to the Company.

(e)            Conversion Notice and Mechanics of Exercise. Subject to the terms and conditions hereof, the conversion rights granted may be exercised by the Holder, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice of the Holder's election to exercise the conversion rights granted herein. The Holder shall not be required to deliver the original of the Note, as amended, in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the outstanding amount due under the Note shall have the same effect as payment of the Conversion Amount on the Note as of the date the subject Common Stock are issued to the Holder.

(f)            Adjustment of Conversion Price.

(i)            The Conversion Price and the number of shares issued upon the exercise of the conversion right under the Note shall be subject to adjustment from time to time upon the occurrence of certain events described in this section (f); provided, that notwithstanding the provisions of this section (f), the Company shall not be required to make any adjustment if and to the extent that such adjustment would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all shares of Common Stock that have been reserved for issuance upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its commercially reasonable efforts to obtain the necessary shareholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this section (f).

(ii)            Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, forward stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced.  If the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall remain the same and not be adjusted. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this section (f)(ii).

(iii)            Dividends in Stock, Property. Reclassification. If at any time, or from time to time, the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of the Note) shall have received or become entitled to receive, without payment therefore:

(A)            any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B)            additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of section (f)(ii) above), then and in each such case, the Conversion Price shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of the Note, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this section (f)(iii).

(iv)            Reorganization, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets or property (an "Organic Change"), then lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Note) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by the Note. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. To the extent necessary to effect the foregoing provisions, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. If there is an Organic Change, then the Company  shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least 10 calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares for securities, cash or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise the conversion of this Note during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law,

(g)            Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to section (f) above, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the conversion of the Note.

(h)            Certain Events. If any event occurs as to which the other provisions of  section (f) above are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Note in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Note in accordance with the basic intent and principles of such provisions, then the Company's Board of Directors will, in good faith and subject to applicable law, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this section (h) will increase the Conversion Price as otherwise determined pursuant to section (f) above.

THE UNDERSIGNED hereby waives demand and presentment for payment, notice of dishonor, protest, notice of acceleration and diligence in collection and consents to any extension or modification of time for payment or partial payment of this Note, before, at or after maturity. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

EXECUTED as of the      day of _______, 201__.

BARISTAS COFFEE COMPANY, INC.

By
Its President

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